    As filed with the Securities and Exchange Commission on November 5, 1999

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            ReliaStar Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                             41-1620373
    -------------------------------                         -------------------
    (State of Other Jurisdiction of                           (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)

     20 Washington Avenue South
       Minneapolis, Minnesota                                       55401
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


                  Pilgrim Capital Corporation Stock Option Plan
             Pilgrim Capital Corporation 1996 Performance Share Plan
          Pilgrim Capital Corporation 1998 Directors' Stock Option Plan
  and Certain Non-Statutory Stock Option Agreements with Non-Employee Directors
--------------------------------------------------------------------------------
                            (Full Title of the Plans)



            Richard R. Crowl                                Copy to:
Senior Vice President, General Counsel,                 Thomas G. Morgan
             and Secretary                             Faegre & Benson LLP
       ReliaStar Financial Corp.                       2200 Norwest Center
       20 Washington Avenue South                 Minneapolis, Minnesota 55402
      Minneapolis, Minnesota 55401                       (612) 336-3000
(Name and Address of Agent for Service)

                                 (612) 372-5432
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                         Proposed                Proposed
  Title of Securities          Amount to be          Maximum Offering       Maximum Aggregate            Amount of
    to be Registered            Registered           Price Per Share          Offering Price         Registration Fee
------------------------- ----------------------- ----------------------- ----------------------- ------------------------
Common Stock, par value
$.01 per share              650,715 Shares (1)           $ (2)               $3,354,222 (3)
------------------------- ----------------------- ----------------------- ----------------------- ------------------------
Common Stock, par value
$.01 per share              259,537 Shares (4)           $ (5)               $2,699,185 (3)
------------------------- ----------------------- ----------------------- ----------------------- ------------------------
Common Stock, par value
$.01 per share              62,410 Shares (6)           $ 22.83              $1,424,820 (3)
------------------------- ----------------------- ----------------------- ----------------------- ------------------------
Common Stock, par value
$.01 per share              62,410 Shares (7)            $ 4.60               $287,086 (3)
------------------------- ----------------------- ----------------------- ----------------------- ------------------------
Total                        1,035,072 Shares             N/A                  $7,765,313                $2,159
==========================================================================================================================

(1)  Maximum number of shares available upon exercise of options issued under the Pilgrim Capital Corporation Stock Option Plan. No further options will be issued under that plan.
(2)  Prices range from $4.60 to $27.80 per share, with a weighted average of $5.15 per share.
(3)  Calculated under Rule 457(h)(1).
(4)  Maximum number of shares available upon exercise of awards issued under the Pilgrim Capital Corporation 1996 Performance Share
     Plan. No further awards will be issued under that plan.
(5)  Prices range from $4.60 to $31.55 per share, with a weighted average of $10.40 per share.
(6)  Maximum number of shares available upon exercise of options issued under the Pilgrim Capital Corporation 1998 Directors' Stock
     Option Plan. No further options will be issued under that plan.
(7)  Maximum number of shares available upon exercise of options issued all outstanding Non-Statutory Stock Option Agreements with
     Non-Employee Directors of Pilgrim Capital Corporation.

==========================================================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are, as of their respective dates, incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of ReliaStar Financial Corp. for the fiscal year ended December 31, 1998 (which incorporates by reference certain portions of ReliaStar's 1998 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of ReliaStar's definitive proxy statement for its 1999 Annual Meeting of Shareholders);

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of ReliaStar's common stock and related rights to purchase preferred stock contained its Amendment on Form 8-K/A dated May 20, 1993 to its Current Report on Form 8-K dated January 17, 1989 (File No. 1-10640) and its Registration Statement on Form 8A/A dated February 26, 1999.

         In addition, all documents filed by ReliaStar pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware, which provides for indemnification of directors and officers in certain circumstances.

         In addition, Section 7 of Article Sixth of ReliaStar's Certificate of Incorporation contains broad provisions limiting the liability of directors for monetary damages for breach of fiduciary duty as a director. Article VIII of ReliaStar's Bylaws also provides for broad indemnification of directors and officers of ReliaStar. Finally, ReliaStar maintains director and officer liability insurance policies.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Exhibit
          Number                           Exhibit
          ------                           -------
            4 Amended and Restated Rights Agreement dated as of February 11, 1999 between ReliaStar and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment to Registration Statement on Form 8-A/A dated February 26, 1999).

            5       Opinion of Faegre & Benson LLP.

           23(a)    Consent of Deloitte & Touche LLP.

           23(b)    Consent of Faegre & Benson LLP (included in Exhibit 5).

           24       Powers of Attorney of directors and officers of ReliaStar.

           99(a) Pilgrim Capital Corporation Stock Option Plan (incorporated by reference to Exhibit 4.2.1 to Pilgrim Capital Corporation's Annual Report on Form 10-K for the year ended September 30, 1993, File No. 0-19799).

           99(b) Pilgrim Capital Corporation 1996 Performance Share Plan (incorporated by reference to Exhibit 4.5.1 to Pilgrim Capital Corporation's Annual Report on Form 10-K for the year ended September 30, 1996, File No. 0-19799).

           99(c) Pilgrim Capital Corporation 1998 Directors' Stock Option Plan (incorporated by reference to Exhibit 4 to Pilgrim Capital Corporation's Registration Statement on

         Exhibit
          Number                           Exhibit
          ------                           -------

                    Form S-8, Reg. No. 333-83505).

           99(d) Form of Pilgrim Capital Corporation Non-Statutory Stock Option Agreement for Non-Employee Directors (incorporated by reference to Exhibit 4 to Pilgrim Capital Corporation's Registration Statement on Form S-8, Reg. No. 33-64738).

Item 9.  Undertakings.

         A. ReliaStar hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by ReliaStar pursuant to Sections 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. ReliaStar hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of ReliaStar's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ReliaStar pursuant to the foregoing provisions, or otherwise, ReliaStar has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ReliaStar of expenses incurred or paid by a director, officer or controlling person of ReliaStar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ReliaStar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 4, 1999.

                                             RELIASTAR FINANCIAL CORP.

                                             By  /s/ John G. Turner*
                                                -------------------------------
                                                John G. Turner, Chairman and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 4th day of November, 1999, by the following persons in the capacities indicated:


  /s/ John G. Turner*                 Chairman and Chief Executive Officer
-------------------------             (Principal Executive Officer)
John G. Turner

  /s/ James R. Miller*                Senior Vice President, Chief Financial
-------------------------             Officer and Treasurer (Principal Financial
James R. Miller                       Officer)


  /s/ Chris D. Schreier*              Vice President and Controller
-------------------------             (Principal Accounting Officer)
Chris D. Schreier

Carolyn H. Baldwin         )
David C. Cox               )
Richard U. De Schutter     )
John H. Flittie            )
Luella G. Goldberg         )
William A. Hodder          )
James J. Howard            )              A majority of the board of directors*
Randy C. James             )
Richard L. Knowlton        )
David A. Koch              )
James J. Renier            )
Robert C. Salipante        )
John G. Turner             )



         *Richard R. Crowl, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.


                                                     By  /s/ Richard R. Crowl
                                                        ------------------------
                                                           Richard R. Crowl
                                                           Attorney-in-fact

                                INDEX TO EXHIBITS

         Exhibit
          Number                                Exhibit                                       Manner of Filing
         -------                                -------                                       ----------------
            4        Amended and Restated Rights Agreement dated as of February
                     11, 1999 between ReliaStar and Norwest Bank Minnesota,
                     National Association, as Rights Agent (incorporated by
                     reference to Exhibit 1 to Amendment to Registration Statement
                     on Form 8-A/A dated February 26, 1999).                         ..........Incorporated by Reference

            5        Opinion of Faegre & Benson LLP.                                 ...............Filed Electronically

           23(a)     Consent of Deloitte & Touche LLP.                               ...............Filed Electronically

           23(b)     Consent of Faegre & Benson LLP (included in Exhibit 5).         ...............Filed Electronically

           24        Powers of Attorney of directors and officers of ReliaStar.      ...............Filed Electronically

           99(a)     Pilgrim Capital Corporation Stock Option Plan (incorporated by reference to Exhibit 4.2.1 to Pilgrim Capital
                     Corporation's Annual Report on Form 10-K for the year ended
                     September 30, 1993, File No. 0-19799).                          ..........Incorporated by Reference

           99(b)     Pilgrim Capital Corporation 1996 Performance Share Plan
                     (incorporated by reference to Exhibit 4.5.1 to Pilgrim
                     Capital Corporation's Annual Report on Form 10-K for the year
                     ended September 30, 1996, File No. 0-19799).                    ..........Incorporated by Reference

           99(c)     Pilgrim Capital Corporation 1998 Directors' Stock Option Plan
                     (incorporated by reference to Exhibit 4 to Pilgrim Capital
                     Corporation's Annual Report on Form S-8, Reg. No. 333-83505).   ..........Incorporated by Reference

           99(d)     Pilgrim Capital Corporation 1998 Directors' Stock Option Plan
                     (incorporated by reference to Exhibit 4 of Pilgrim Capital
                     Corporation's Annual Report on Form S-8, Reg. No. 33-64738).    ..........Incorporated by Reference